Exhibit 10.2

JOINDER AND SIXTH LOAN MODIFICATION AGREEMENT

This Joinder and Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 6, 2014 (the “Sixth Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, California 94304 (“Bank”), (ii) REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), REAL GOODS TRADING CORPORATION, a California corporation (“Real Goods Trading”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”) and REAL GOODS SYNDICATED, INC., a Delaware corporation (“Syndicated”, and together with Real Goods Energy, Real Goods Trading and Alteris, individually and collectively, jointly and severally, the “Borrower”), and (iii) MERCURY ENERGY, INC., a Delaware corporation (“Mercury”), REAL GOODS SOLAR, INC. - MERCURY SOLAR, a New York corporation (“Mercury Solar”) ELEMENTAL ENERGY, LLC, a Hawaii limited liability company (Elemental”), and SUNETRIC MANAGEMENT LLC, a Delaware limited liability company (“Sunetric”, and together with Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “New Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 19, 2011, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012, as further amended by a certain Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012 as further amended by a certain Third Loan Modification Agreement, dated as of March 27, 2013, as further amended by a certain Joinder and Fourth Loan Modification Agreement, dated as of September 26, 2013 and as further amended by a certain Fifth Loan Modification Agreement, dated as of November 5, 2013 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (i) the Collateral as described in the Loan Agreement, (ii) that certain Security Agreement, dated as of December 19, 2011, between the Secured Guarantor and Bank (as amended, the “Security Agreement”), and (ii) the “Intellectual Property Collateral”, as such term is defined in each certain IP Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Loan Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.

3. JOINDER AND ASSUMPTION. New Borrower has been purchased by or through Secured Guarantor or a direct or indirect Subsidiary of Secured Guarantor, and each is a direct or indirect Subsidiary of Secured Guarantor. New Borrower hereby joins the Loan Agreement and each of the other appropriate Existing Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Existing Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Existing Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4. GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A to the Loan Agreement and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If New Borrower shall acquire a commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or any other Loan Documents, Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Any Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

6. REPRESENTATIONS AND WARRANTIES. Except as described in the revised Perfection Certificate delivered in connection herewith, Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Loan Modification Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms. Hereafter, each reference to “Borrower” and/or “Debtor”) in any Loan Document shall be deemed to reference both Borrower and New Borrower.

7. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a)(i) thereof:

“(i) Advances. From the fourth Loan Modification Date through and including the earlier to occur of (x) the closing of the Mercury Acquisition and (y) January 31, 2014, subject to subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percentage points (4.00%) and (ii) eight percent (8.00%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus two percentage points (2.00%) and (y) six percent (6.00%), which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(g) below

From and after the earlier to occur of (x) the closing of the Mercury Acquisition and (y) January 31, 2014, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percentage points (4.00%) and (ii) eight percent (8.00%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus two percentage points (2.00%) and (ii) six percent (6.00%), which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

and inserting in lieu thereof the following:

“(i) Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percentage points (4.00%) and (ii) eight percent (8.00%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus two percentage points (2.00%) and (ii) six percent (6.00%), which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Borrower shall cause all payments on, and proceeds of, Accounts (including, without limitation, Accounts of the Real Goods Borrowers) to be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts (including, without limitation, Accounts of the Real Goods Borrowers) to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided, that during a Streamline Period, such payments and proceeds shall be transferred to an operating account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Borrower shall cause all payments on, and proceeds of, Accounts (including, without limitation, Accounts of the Real Goods Borrowers) to be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts (including, without limitation, Accounts of the Real Goods Borrowers) to an account maintained with Bank to be applied (i) prior to an Event of Default, to the Revolving Line pursuant to the terms of Section 2.5(b) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided, that during a Streamline Period, such payments and proceeds shall be transferred to an operating account of Borrower maintained at Bank. Notwithstanding anything herein to the contrary, the parties acknowledge that, until June 30, 2014, New Borrowers shall be permitted to maintain such New Borrower’s deposit accounts for the deposit of payments on, and proceeds of, Accounts of the New Borrowers notwithstanding the fact that the New Borrowers have not yet obtained Control Agreements for such deposit accounts.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.8 thereof:

“6.8	Operating Accounts.

(a) Maintain its and its Subsidiaries’ (other than Finco or any Subsidiary of Finco, for which this Section 6.8(a) shall be inapplicable), primary depository accounts, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank.

(b) Provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior-written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following:

“6.8	Operating Accounts.

(a) Maintain its and its Subsidiaries’ (other than Finco or any Subsidiary of Finco, for which this Section 6.8(a) shall be inapplicable), primary depository accounts, operating accounts and securities accounts with Bank and Bank’s affiliates with all excess funds maintained at or invested through Bank or an affiliate of Bank; provided that, so long as each New Borrower complies with Section 6.8(b), each New Borrower shall be permitted to maintain cash in its existing deposit accounts.

(b) Provide Bank five (5) days prior-written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s

Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior-written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, or (ii) anytime before June 30, 2014, deposit accounts of the New Borrowers.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9	Financial Covenants.

Maintain at all times, subject to periodic reporting as described below, on a consolidated basis with respect to Borrower, unless otherwise indicated:

(a) Liquidity Ratio. (I) from the Fourth Loan Modification Effective Date through and including the earlier of (x) the occurrence of the Mercury Acquisition and (y) January 31, 2014, maintain (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the sum of (i) the total outstanding Obligations of Borrower owed to Bank plus (ii) the total outstanding Subordinated Debt of Borrower, expressed as a ratio, of at least 1.50:1.00; and (II) thereafter, maintain (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the sum of (i) the total outstanding Obligations of Borrower owed to Bank plus (ii) the total outstanding Subordinated Debt of Borrower, expressed as a ratio, of at least 1.75:1.00.

(b) EBITDA. Achieve EBITDA (loss no worse than), measured quarterly, on a trailing six month basis (unless otherwise indicated below), of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing six month basis, unless otherwise indicated)	Minimum EBITDA (loss no worse than)

September 30, 2013 (measured on a trailing three month basis)	($1,500,000)

December 31, 2013	($1,000,000)

March 31, 2014	$1,000,000

June 30, 2014	$1,000,000

September 30, 2014	$3,000,000

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

“6.9	Financial Covenants.

Maintain at all times, subject to periodic reporting as described below, on a consolidated basis with respect to Borrower, unless otherwise indicated:

(a) Liquidity Ratio. Maintain (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the sum of (i) the total outstanding Obligations of Borrower owed to Bank plus (ii) the total outstanding Subordinated Debt of Borrower, expressed as a ratio, of at least 1.75:1.00.

(b) EBITDA. Achieve EBITDA (loss no worse than), measured quarterly, on a trailing six month basis (unless otherwise indicated below), on a consolidated basis with respect to Borrower EXCLUDING Elemental EBITDA, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing six month basis, unless otherwise indicated)	Minimum EBITDA (loss no worse than)

June 30, 2014 (measured on a trailing three month basis)	($6,000,000)

September 30, 2014	($8,000,000)

December 31, 2014	($4,000,000)

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.

(c) Elemental EBITDA. Achieve Elemental EBITDA (loss no worse than), measured quarterly, on a trailing three month basis, on a consolidated basis with respect to Elemental and Sunetric, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing three month basis)	Minimum Elemental EBITDA (loss no worse than)

June 30, 2014	($250,000)

September 30, 2014, and each quarterly period ending thereafter	$1.00

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

“Real Goods Energy Tech, Inc.

833 West South Boulder Road

Louisville, CO 80027

Attention: Erik Zech

E-mail: erik.zech@realgoods.com”

and inserting in lieu thereof the following:

“Real Goods Energy Tech, Inc.

833 West South Boulder Road

Louisville, CO 80027

Attention: Anthony M. Dipaolo

E-mail: Tony.Dipaolo@rgsenergy.com”

6	The Loan Agreement shall be amended by deleting the following clause (u) appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:

“(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); provided that, Accounts that are otherwise Eligible Accounts that contain Deferred Revenue related to milestone billings or percentage of completion based contracts shall not be excluded herefrom;”

and inserting in lieu thereof the following:

“(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); provided that, Accounts that are otherwise Eligible Accounts that contain Deferred Revenue related to milestone billings, percentage of completion based contracts or prepaid maintenance shall not be excluded herefrom;”

7	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“EBITDA” shall mean, with respect to Borrower, on a consolidated basis, for any period of measurement, in each case determined in accordance with GAAP: (a) Net Income; plus (b) the following, in each case to the extent deducted from the calculation of Net Income: (i) Interest Expense; (ii) income tax expense; (iii) depreciation expense and amortization expense; (iv) non-cash stock compensation expense; (v) for the trailing three month period ending September 30, 2013, up to Two Hundred Fifty Thousand Dollars ($250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition; and (vi) for the trailing six month period ending December 31, 2013, up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition; minus (c) the following, to the extent included in the calculation of

Net Income: (i) interest income; (ii) income tax credits (to the extent not netted from income tax expense); and (iii) all extraordinary gains and all other non-cash items of income for such period.

“Guaranty” is any present or future agreement pursuant to which any Guarantor agrees to guaranty the Obligations of Borrower to Bank, including without limitation, that certain Amended and Restated Unconditional Guaranty dated as of the Fourth Loan Modification Effective Date, by Secured Guarantor in favor of Bank.

“IP Agreement” is that certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank dated as of the Fourth Loan Modification Effective Date.

“Revolving Line Maturity Date” is September 29, 2014.

“Security Agreement” is that certain Security Agreement date the date hereof by and between Secured Guarantor and Bank.

“Streamline Period” is, on and after the Fourth Loan Modification Effective Date, provided no Default or Event of Default has occurred and is continuing, the period (X) beginning on the first (1st) day in which Borrower has, for each consecutive day in two (2) consecutive monthly periods, maintained a Liquidity Ratio, as determined by Bank, in its sole discretion, in an amount at all times greater than or equal to (i) from the Fourth Loan Modification Effective Date through and including the earlier of (I) the occurrence of the Mercury Acquisition and (II) January 31, 2014, 1.75:1.00; and (ii) thereafter, 2.00:1.00 (the “Streamline Threshold”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank, in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for two (2) consecutive monthly periods, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period.

“Term Loan Reserve” is (a) during a Term Loan Reserve Period, the outstanding principal balance of the Term Loan; and (b) at all other times, Zero Dollars ($0.00).

and inserting in lieu thereof the following:

“EBITDA” shall mean, with respect to Borrower, on a consolidated basis, for any period of measurement, in each case determined in accordance with GAAP: (a) Net Income; plus (b) the following, in each case to the extent deducted from the calculation of Net Income: (i) Interest Expense; (ii) income tax expense; (iii) depreciation expense and amortization expense; (iv) non-cash stock compensation expense; (v) for the trailing three month period ending September 30, 2013, up to Two Hundred Fifty Thousand Dollars ($250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition; (vi) for the trailing six month period ending December 31, 2013, up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition and (vii) for the trailing three month period ending June 30, 2014, up to Seven Hundred Fifty Thousand Dollars ($750,000) of one-time, non-recurring cash transaction expenses actually incurred subsequent to March 31, 2014 in connection with acquisitions which were closed prior to the date of the Sixth Loan Modification Effective Date; minus (c) the following, to the extent included in the calculation of Net Income: (i) interest income; (ii) income tax credits (to the extent not netted from income tax expense); and (iii) all extraordinary gains and all other non-cash items of income for such period.

“Guaranty” is any present or future agreement pursuant to which any Guarantor agrees to guaranty the Obligations of Borrower to Bank, including, without limitation, that certain Second Amended and Restated Unconditional Guaranty dated as of the Sixth Loan Modification Effective Date, by Secured Guarantor in favor of Bank.

“IP Agreement” is each of (i) that certain Intellectual Property Security Agreement executed and delivered by certain of the Borrower to Bank dated as of the Fourth Loan Modification Effective Date and (ii) that certain Intellectual Property Security Agreement executed and delivered by certain of the Borrower to Bank dated as of the Sixth Loan Modification Effective Date.

“Revolving Line Maturity Date” is January 31, 2015.

“Security Agreement” is any present or future agreement pursuant to which any Person agrees to grant Bank a lien on such Person’s assets as security for the repayment of the Obligations of Borrower owed to Bank, including, without limitation, that certain Second Amended and Restated Unconditional Guaranty dated as of the Sixth Loan Modification Effective Date, by Secured Guarantor in favor of Bank.

“Streamline Period” is, on and after the Sixth Loan Modification Effective Date, provided no Default or Event of Default has occurred and is continuing, the period (X) beginning on the first (1st) day in which Borrower has, for each consecutive day in two (2) consecutive monthly periods, maintained a Liquidity Ratio, as determined by Bank, in its sole discretion, in an amount at all times greater than or equal to 2.00:1.00 (the “Streamline Threshold”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank, in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for two (2) consecutive monthly periods, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period.

“Term Loan Reserve” is (i) commencing on the Sixth Loan Modification Effective Date through and including the occurrence of the Equity Event 2014, the outstanding principal balance of the Term Loan; and (ii) thereafter, (a) during a Term Loan Reserve Period, the outstanding principal balance of the Term Loan; and (b) at all other times, Zero Dollars ($0.00).

8	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Elemental” is ELEMENTAL ENERGY, LLC, a Hawaii limited liability company.

“Elemental EBITDA” shall mean, with respect to Elemental and Sunetric only, on a consolidated basis, for any period of measurement, in each case determined in accordance with GAAP: (a) Net Income; plus (b) the following, in each case to the extent deducted from the calculation of Net Income: (i) Interest Expense; (ii) income tax expense; (iii) depreciation expense and amortization expense; (iv) non-cash stock compensation expense; minus (c) the following, to the extent included in the calculation of Net Income: (i) interest income; (ii) income tax credits (to the extent not netted from income tax expense); and (iii) all extraordinary gains and all other non-cash items of income for such period.

“Equity Event 2014” is evidence satisfactory to Bank, in its reasonable discretion, that borrower has received net proceeds from the contribution by Secured Guarantor of proceeds from the sale of additional equity shares of Secured Guarantor, of at least Ten Million Dollars ($10,000,000).

“Sixth Loan Modification Effective Date” is June 6, 2014.

“Sunetric” is SUNETRIC MANAGEMENT LLC, a Delaware limited liability company.

9	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

8. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	Bank shall have received copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower (including, without limitation, New Borrower) as in effect on the date hereof, (ii) the resolutions of each Borrower (including, without limitation, New Borrower) authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (including, without limitation, New Borrower);

B.	executed copies of the Joinder and Sixth Loan Modification Agreement, the IP Security Agreement of New Borrower (together with such Intellectual Property search results as Bank shall require), the Guaranty, the Security Agreement and the Warrant;

C.	a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State of the state of incorporation of each respective Borrower (including, without limitation, New Borrower), together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower (including, without limitation, New Borrower) is qualified to transact business as a foreign entity, if any, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

D.	certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

E.	a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the State of Delaware, of a UCC Financing Statement, naming New Borrower as “Debtor” and Bank as “Secured Party”;

F.	a completed Perfection Certificate executed by each New Borrower, together with the duly executed original signatures thereto;

G.	updated evidence of insurance; and

H.	such other documents as Bank may reasonably request.

9. CONDITION SUBSEQUENT. Borrower hereby agrees to deliver to the Bank within thirty (30) days after the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank, Control Agreements from each of (i) Bank of Hawaii, with respect to Elemental and/or Sunetric; and (ii) CitiBank, with respect to Mercury Solar (but only to the extent each such account is NOT an account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees).

10. FEES. Borrower shall pay to Bank (i) a fully earned modification fee equal to Sixty Thousand Dollars ($60,000) and (ii) a fully earned pro-rated extension fee equal to Twenty Thousand Dollars ($20,000), which fees shall be due on the earliest to occur of (a) September 30, 2014, (b) the occurrence of the Equity Event 2014, or (c) the termination of the Loan Agreement. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

11. FINAL PAYMENT FEE. In addition to the fees and expenses described above, on the earlier to occur of (i) repayment in full of the Term Loan; (ii) January 31, 2015 or (iii) the termination of the Loan Agreement, when Bank has been repaid in full and Bank has no further commitment to make any Credit Extensions to Borrower, Borrower shall pay to Bank a final payment fee equal to One Hundred Fifty Thousand Dollars ($150,000) (the “Final Payment Fee”), which final payment fee shall be fully earned and non-refundable when paid. Such Final Payment Fee is in lieu of and replaces any other “final payment fee” described in any prior loan modification agreement or in any other Loan Document.

12. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that, other than as disclosed in the Perfection Certificate, no Collateral with a value greater than Ten Thousand Dollars ($10,000) in the aggregate is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Ten Thousand Dollars ($10,000) in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Except as supplemented through the Sixth Loan Modification Effective Date and with respect to the Perfection Certificate of New Borrower, dated as of the Sixth Loan Modification Effective Date, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of December 19, 2011, as supplemented through the Sixth Loan Modification Effective Date, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.

13. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

14. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document, and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

15. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

16. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

17. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

18. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

REAL GOODS ENERGY TECH, INC.		REAL GOODS SYNDICATED, INC.

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony M. Dipaolo	Name:	Anthony M. Dipaolo
Title:	Chief Financial Officer	Title:	Chief Financial Officer

REAL GOODS ENERGY TRADING CORPORATION		ALTERIS RENEWABLES, INC.

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony M. Dipaolo	Name:	Anthony M. Dipaolo
Title:	Chief Financial Officer	Title:	Chief Financial Officer

MERCURY ENERGY, INC.		ELEMENTAL ENERGY, LLC

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony M. Dipaolo	Name:	Anthony M. Dipaolo
Title:	Chief Financial Officer	Title:	Chief Financial Officer

REAL GOODS SOLAR, INC. - MERCURY SOLAR		SUNETRIC MANAGEMENT LLC

By:	/s/ Anthony DiPaolo	By:	/s/ Anthony DiPaolo
Name:	Anthony M. Dipaolo	Name:	Anthony M. Dipaolo
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Elisa Sun
Name:	Elisa Sun
Title:	Vice President

Exhibit A to Sixth Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	REAL GOODS ENERGY TECH, INC. ET. AL.

The undersigned authorized officer of REAL GOODS ENERGY TECH, INC., et al. (the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Audited Financial Statements	FYE within 120 days
A/R & A/P Agings	Monthly within 20 days	Yes No
Transaction Reports	Weekly and with each request for a Credit Extension (Monthly within 20 days during a Streamline Period)	Yes No
Projections	Within 20 days of board approval (no later than 60 days after FYE)	Yes No
Deferred Revenue Report, Schedule of Assets with respect to 3rd party construction and financing arrangements (including performance bonds and bank statements For non-SVB bank accounts)	Monthly within 30 days	Yes No
Electronic viewing access to Wells Fargo Account	Ongoing	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required	Actual		Complies/Streamline

Maintain at all times (unless otherwise indicated), measured as indicated below:
Liquidity Ratio (monthly)	1.75:1.00		:1.00	Yes No
EBITDA (measured quarterly) – net of Elemental EBITDA	*	$		Yes No
Elemental EBITDA (measured quarterly)	**	$		Yes No
Streamline Period (Liquidity Ratio)	2.00:1.00		:1.00	Yes No

*	See Section 6.9(b) of the Loan and Security Agreement
**	See Section 6.9(c) of the Loan and Security Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

REAL GOODS ENERGY TECH, INC., et al.

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.9(a))

Required: Maintain (A) the sum of (i) Qualified Cash plus (ii) Borrower’s Eligible Accounts divided by (B) the sum of (i) the total outstanding Obligations of Borrower owed to Bank plus (ii) the total outstanding Subordinated Debt of Borrower, expressed as a ratio, of at least 1.75:1.00.

Actual:

A.	Qualified Cash	$

B.	Eligible Accounts	$

C.	Total Outstanding Obligations of Borrower owed to Bank	$

D.	Total outstanding Subordinated Debt	$

E.	Liquidity Ratio ( (i) the sum of line A plus line B divided by (ii) the sum of line C plus line D, expressed as a ratio)	:1.00

Is line E equal to or greater than 1.75:1:00?

No, not in compliance	Yes, in compliance

Is line E equal to or greater than 2.00:1:00?

No, Streamline Period NOT in Effect	Yes, Streamline Period in Effect

II.	EBITDA. (Section 6.9(b).

Required: Achieve EBITDA (loss no worse than), measured quarterly, on a trailing six month basis (unless otherwise indicated below), on a consolidated basis with respect to Borrower EXCLUDING Elemental EBITDA, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing six month basis, unless otherwise indicated)	Minimum EBITDA (loss no worse than)

June 30, 2014 (measured on a trailing three month basis)	($6,000,000)

September 30, 2014	($8,000,000)

December 31, 2014	($4,000,000)

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.

Actual: All amounts measured as indicated above and determined on a consolidated basis (excluding Elemental and Sunetric) in accordance with GAAP:

A.	Net Income		$

B.	Plus the following, in each case to the extent deducted from the calculation of Net Income

	1.	Interest Expense	$

	2.	income tax expense	$

	3.	depreciation expense and amortization expense	$

	4.	non-cash stock compensation expense	$

5.

for the trailing three month period ending September 30, 2013, up to Two Hundred Fifty Thousand Dollars ($250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition

N/A

6.

for the trailing six month period ending December 31, 2013, up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) of one-time, non-recurring cash transaction expenses actually incurred in connection with the Syndicated Acquisition and/or the Mercury Acquisition

N/A

7.

for the trailing three-month period ending June 30, 2014, up to Seven Hundred Fifty Thousand Dollars ($750,000) of one-time, non-recurring cash transaction expenses actually incurred subsequent to March 31, 2014 in connection with acquisitions which were closed prior to the date of the Sixth Loan Modification Effective Date

$

	8.	The sum of lines B.1 through B.7	$

C.	Minus the following, to the extent included in the calculation of Net Income

	1.	interest income	$

	2.	income tax credits (to the extent not netted from income tax expense)	$

	3.	all extraordinary gains and all other non-cash items of income for such period	$

	4.	The sum of lines C.1 through C.3	$

D.	EBITDA (line A plus line B.8 minus line C.4)		$

Is line D equal to or greater than (loss no worse than $[        ]?

No, not in compliance	Yes, in compliance

III.	Elemental EBITDA (Section 6.9(c))

Required: Achieve Elemental EBITDA (loss no worse than), measured quarterly, on a trailing three month basis, on a consolidated basis with respect to Elemental and Sunetric, of the following amounts for as of each period ending as of the date indicated below:

Quarterly Period Ending (measured on a trailing three month basis)	Minimum Elemental EBITDA (loss no worse than)

June 30, 2014	($250,000)

September 30, 2014, and each quarterly period ending thereafter	$1.00

; provided, that nothing in the foregoing financial covenants shall be deemed to be an extension of the Revolving Line Maturity Date.

Actual: All amounts measured on a consolidated basis with respect to Elemental and Senetric only in accordance with GAAP:

A.	Net Income		$

B.	Plus the following, in each case to the extent deducted from the calculation of Net Income

	1.	Interest Expense	$

	2.	income tax expense	$

	3.	depreciation expense and amortization expense	$

	4.	non-cash stock compensation expense	$

	5.	The sum of lines B.1 through B.4	$

C.	Minus the following, to the extent included in the calculation of Net Income

	1.	interest income	$

	2.	income tax credits (to the extent not netted from income tax expense)	$

	3.	all extraordinary gains and all other non-cash items of income for such period	$

	4.	The sum of lines C.1 through C.3	$

D.	EBITDA (line A plus line B.5 minus line C.4)		$